CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$917,291.66	09-30-2004	05-15-2008	4971309716	1019	8611	100	

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "****" has been omitted due to text length limitations.

Borrower: US GLOBAL AEROSPACE, INC. F/K/A CARING PRODUCTS INTERNATIONAL, INC. ALSO KNOWN AS U.S. GLOBAL NANOSPACE, INC.
2533 NORTH CARSON STREET, STE. 5108
CARSON CITY, NV 89706

Lender: WESTERN SECURITY BANK
GREENWAY OFFICE
16277 GREENWAY HAYDEN LOOP
SCOTTSDALE, AZ 85260

Principal Amount: $917,291.66 **Date of Agreement: September 30, 2004**

DESCRIPTION OF EXISTING INDEBTEDNESS. A Promissory Note dated June 30, 2003 in the original principal amount of $1,650,000.00 and all Change in Terms thereafter.

DESCRIPTION OF COLLATERAL. Security Agreements dated September 30, 2002 and November 27, 2001 with UCC-1's recorded October 3, 2002 with Nevada Secretary of State, Delaware Secretary of State, Texas Secretary of State and Arizona Secretary of State and with amendments recorded adding the name of U.S. Global Nanospace, Inc. and a Commercial Pledge agreement dated September 30, 2003 referencing 3,500,000 shares of US Global Aerospace, Inc pledged by John Robinson to be held at Western Security Bank.

DESCRIPTION OF CHANGE IN TERMS. The repayment schedule is being restructed to a set monthly principal and interest payment for 43 months with a balloon at the 44th month. See "PAYMENT" section below. In restructuring the repayment schedule the maturity date of the Note is being adjusted to the new repayment schedule. All other conditions remain unchanged.

PROMISE TO PAY. US GLOBAL AEROSPACE, INC. F/K/A CARING PRODUCTS INTERNATIONAL, INC. ALSO KNOWN AS U.S. GLOBAL NANOSPACE, INC. ("Borrower") promises to pay to WESTERN SECURITY BANK ("Lender"), or order, in lawful money of the United States of America, the principal amount of Nine Hundred Seventeen Thousand Two Hundred Ninety-one & 66/100 Dollars ($917,291.66), together with interest on the unpaid principal balance from September 1, 2004, until paid in full.

BORROWER'S COPY

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule: 43 monthly consecutive principal and interest payments of $25,400.00 each, beginning October 15, 2004, with interest calculated on the unpaid principal balances at an interest rate of 10.000% per annum; and one principal and interest payment of $11,778.55 on May 15, 2008, with interest calculated on the unpaid principal balances at an interest rate of 10.000% per annum. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Agreement. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest, then to principal; then to any unpaid collection costs; and then to any late charges. Interest on this Agreement is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

EFFECTIVE RATE. Borrower agrees to an effective rate of interest that is the rate specified in this Agreement plus any additional rate resulting from any other charges in the nature of interest paid or to be paid in connection with this Agreement.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Agreement, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: WESTERN SECURITY BANK, GREENWAY OFFICE, 16277 GREENWAY HAYDEN LOOP SCOTTSDALE, AZ 85260.

LATE CHARGE. If a payment is 11 days or more late, Borrower will be charged **5.000% of the unpaid portion of the regularly scheduled payment or $25.00, whichever is greater.**

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the interest rate on this Agreement to 19.000% per annum. The interest rate will not exceed the maximum rate permitted by applicable law.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Borrower fails to make any payment when due under the Indebtedness.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Indebtedness. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness evidenced by this Note

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity. Lender in good faith believes itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Agreement and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Agreement if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. However, Borrower will only pay attorneys' fees of an attorney not Lender's salaried employee, to whom the matter is referred after Borrower's default. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Agreement will be governed by, construed and enforced in accordance with federal law and the laws of the State of Arizona. This Agreement has been accepted by Lender in the State of Arizona.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $22.50 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether ... other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may ... for which setoff would be prohibited by

law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

SUCCESSORS AND ASSIGNS. Subject to any limitations stated in this Agreement on transfer of Borrower's interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Borrower, Lender, without notice to Borrower, may deal with Borrower's successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Borrower from the obligations of this Agreement or liability under the Indebtedness.

MISCELLANEOUS PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Agreement without losing them. Borrower and any other person who signs, guarantees or endorses this Agreement, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Agreement, and unless otherwise expressly stated in writing, no party who signs this Agreement, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Agreement are joint and several.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

GLOBAL AEROSPACE, INC. F/K/A CARING PRODUCTS INTERNATIONAL, INC. ALSO KNOWN AS U.S. GLOBAL NANOSPACE, INC.

X ______________________________

JOHN D. ROBINSON, PRESIDENT of US GLOBAL AEROSPACE, INC. F/K/A CARING PRODUCTS INTERNATIONAL, INC. ALSO KNOWN AS U.S. GLOBAL NANOSPACE, INC.

LENDER:

WESTERN SECURITY BANK

X ______________________________
Authorized Signer

DISBURSEMENT REQUEST AND AUTHORIZATION

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$917,291.66	09-30-2004	05-15-2008	4971309716	1019	8611	100	

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "*****" has been omitted due to text length limitations.

Borrower: US GLOBAL AEROSPACE, INC. F/K/A CARING PRODUCTS INTERNATIONAL, INC. ALSO KNOWN AS U.S. GLOBAL NANOSPACE, INC.
2533 NORTH CARSON STREET, STE. 5108
CARSON CITY, NV 89706

Lender: WESTERN SECURITY BANK
GREENWAY OFFICE
16277 GREENWAY HAYDEN LOOP
SCOTTSDALE, AZ 85260

LOAN TYPE. This is a Fixed Rate (10.000% initial rate) Nondisclosable Loan to a Corporation for $917,291.66 due on May 15, 2008. This is a secured renewal loan.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for:

- ☐ Personal, Family, or Household Purposes or Personal Investment.
- ☒ Business (Including Real Estate Investment).

SPECIFIC PURPOSE. The specific purpose of this loan is: RESTRUCTURE LOAN PAYMENT.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Lender's conditions for making the loan have been satisfied. Please disburse the loan proceeds of $917,291.66 as follows:

Amount paid on Borrower's account:	$917,291.66
$917,291.66 Payment on Loan # Renewal of L#4971309716	
Note Principal:	$917,291.66

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED SEPTEMBER 30, 2004.

BORROWER:

US GLOBAL AEROSPACE, INC. F/K/A CARING PRODUCTS INTERNATIONAL, INC. ALSO KNOWN AS U.S. GLOBAL NANOSPACE, INC.

By: ______________________________
JOHN D. ROBINSON, PRESIDENT of US GLOBAL AEROSPACE, INC. F/K/A CARING PRODUCTS INTERNATIONAL, INC. ALSO KNOWN AS U.S. GLOBAL NANOSPACE, INC.